Rapunzl

A transparent community for simulated and live traders to share, discuss, trade, and follow each other's investments.


Rapunzl

Invest

$1.21 minimum investment

4(a)(6) offering provided by Netcapital Funding Portal, Inc.

Invest

Invest Smarter, Together

At Rapunzl, we have a simple mission - to empower individuals to invest smarter together.

We use our social network to find the best movies, music, and restaurants. So why don't we use them when we invest?


Activity
BOUGHT FTR at $1.61
BOUGHT MA at $117.33
jaydrainjr
Jay Drain Jr.
10.97%
347
191
GOOG 6.79%
GS 5.19%
ANGI 78.44%
TSRO -2.23%
UNH
SAGE
$11,256.14
$+1,256.14 (12.56%) Overall
$+59.00 (4.7%)
$1,308.40
$+63.30 (5.3%)

The Rapunzl app

We are building a web-based investor community that allows users to either simulate a portfolio or link a live-trading account in order to:

- Discover and learn from top investors
- Share percentage performance with friends they trust
- Crowdsource investment ideas from a transparent community
- Trade directly through the platform with their existing brokerage account

The Market & Our Product

There is already precedent for users wanting share opinions, crowdsource investment ideas, and trade stocks on mobile devices.

StockTwits
1.50M
Monthly Active Users

SeekingAlpha
85.0M
Monthly Pageviews

robinhood
2.00M
Mobile Trading Accounts

That's why we created the Rapunzl platform - a investor community which allows users to share, discuss, discover, and compete. The Rapunzl leaderboard allows friends to gauge their skills against the larger community and by introducing weekly, monthly, and annual cash competitions for top performing portfolios, we have gamified the stock market in order to drive consistent user engagement.

Recent Success

In the past 3 months since our public beta launch, we have had exhilarating success that we only expect to increase as we roll-out the full Rapunzl platform.

Since end of April, we have:

- Grown organically to 750+ early-adopting, simulated traders at a rate of 15+% per month
- Been named one of the top 5 apps to watch by Bank Innovation
- Spoke to the CEO of Technori on WGN Radio
- Received coverage in On the Money magazine
- Delivered the keynote presentation at Ariel Community Academy's Financial Capabilities Summit
- Joined Chicago Public Schools Financial Literacy Committee and spoke at their Financially Fit in 2017 Conference
- Joined the State of Illinois Comptroller's Millennial Board for Fiscal Responsibility
- Partnered with One Stock One Future to further our mission to foster financial literacy.
- Prepared to launch the full Rapunzl platform end of August.

Path to Monetization

There are massive opportunities to monetize a user base. Revenue will be generated by:

- Selling aggregated data analytics to financial institutions
- Incorporating in-app advertising for simulated users
- Licensing the platform to classrooms as a financial literacy tool
- Integrating third-party services as part of a premium subscription service

Growth Prospects

Valuations based off of the number of users a company has vary. Snapchat's market cap indicates a user is worth ~$135 whereas Facebook's market cap indicates a user is worth ~$215.

For comparable social companies involved in the FinTech space, we see very high valuations per user because these companies are growing rapidly and have access to valuable financial data similar to Rapunzl. EToro, the social network for futures and options trading in Europe founded in 2008, is valued at over $100 million with only 200,000 active users.

This is evidence of the massive opportunity present with investing in a early-stage social network such as Rapunzl which is launching the full platform with competitions, news, and live-trading in August, 2017.


User & Company Valuation Growth
Conservative estimate of $100 per user
Total Users
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
5x
ROI
$25M
12x
ROI
$60M
24x
ROI
$120M
36x
ROI
$180M
2018
2019
2020
2021
2022
Year
Rapunzl

Team

We are a team of socially-conscious investors who decided that we need a platform to share our investment ideas and performance. Our founders, Brian Curcio and Myles Gage, met freshman year of high school and quickly became friends by talking about stocks and financial markets. They both pursued jobs in finance until one day they realized the disparity of financial literacy across their friend groups.

They saw the high returns of Wall Street trapped in an ivory tower away from the ordinary investor. They decided to form a collaborative investing platform to help ordinary investors find extraordinary opportunity in each other.


Rapunzl

Brian Curcio CEO and Founder

Brian Curcio graduated from Amherst College in 2017 with a degree in Mathematics and is passionate about connecting individuals and challenging the notion that investing is private. Brian believes transparency on the Rapunzl platform will foster a collaborative investment experience unseen in the current marketplace. Brian works closely with developers, designs new features, and manages company initiatives as the platform continues to scale. He is an avid follower of all things Fintech and believes in technology's power to revolutionize the status quo of the financial industry.


Rapunzl

Myles Gage COO and Co-founder

Myles Gage is a recent graduate from the University of Illinois Urbana Champaign and holds a degree in Finance. Upon attending an elementary school with an investment based curriculum on the southside of Chicago, he realized the importance of financial literacy eventually becoming an ambassador on the subject through an investment club he participated in during high school. He now works in the financial services sector in the city of Chicago but has always been heavily involved in helping the community and inspiring others to learn the importance of investing.

Let us know what you think and ask us anything!

Be a Part of Rapunzl

This is an offering of Netcapital Units, under registration exemption 4(a)(6), in Rapunzl Investments, LLC. This offering must raise at least $10,000 by April 15, 2019 at 6:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Rapunzl may issue additional securities to raise up to $500,000, the offering's *maximum*.

$623 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

5,593,798 units × $1.21 per unit
= $6,768,496 implied valuation

Pitch Deck


Rapunzl
Invest smarter, together™
Pitch Deck · June 30, 2017


Rapunzl
Imagine: A transparent social network for simulated and live traders to share, discuss, and follow each other's investments.
2


Rapunzl
The Future of Investing
A web-based investor community that allows users to either simulate a portfolio or link a live-trading account in order to
- Discover and learn from top investors
- Share percentage performance with friends they trust
- Crowdsource investment ideas from a transparent community
- Trade directly through the platform with their existing brokerage account
3


Rapunzl
Market Validation
There is already precedent for users wanting to share opinions, crowdsource investment ideas, and trade stocks on mobile devices.
StockTwits
1.50M
Monthly Active Users
SeekingAlpha
85.0M
Monthly Pageviews
robinhood
2.00M
Mobile Trading Accounts

User Experience

Users interact with the community using **proven social media features** that already offer value to the user

- Share insights like Twitter
- Like trades like Facebook
- Discover investors like Instagram
- Compete like Words with Friends

Product

Find trends | Share your portfolio | Discover top performers


GOOG
GS
ANGI
TSRO
Top Portfolios

Target Markets



Educators & E-Learning Sites | HS & College Students | Working Young Adults | Professional Investors

Simulated | Live-Trading

Business Model

Rapunzl will monetize the user base by

- In-app advertising for simulated accounts as we gamify the platform through competitions
- Selling aggregate transaction data to financial institutions
- Offering premium subscriptions for expanded functionality

$20.0M
Projected revenue by 2022

$250M
Projected valuation by 2022

The Challenge

Creating a sustainable social network is hard but we eliminate many of the difficulties

- Social sign-up allows for rapid onboarding
- Users are automatically connected with friends on other social networks to create an instant community which presents clear early value to the user
- Leaderboard with cash competitions enables users to immediately recognize the value proposition of finding better investments
- Tutorials educate the user so they do not feel lost

Competitive Advantage

Rapunzl differentiates itself from existing competition by

- Gamifying the stock market with habit-forming competitions to drive engagement
- Synthesizing simulated and live-trading to create a pipeline of new users
- Promoting financial literacy to produce organic media coverage
- Remaining brokerage agnostic and avoiding high capital requirements and regulatory burden of brokerages

Rapunzl

Value in Gamification

Gamifying the stock market through weekly, monthly, and annual cash competitions will **increase retention and drive consistent engagement as investors rank themselves against peers**

- 8 million people in the US play simulated online poker and another 15 million people play online poker for real money
- Users will want to track their progress and share the idea of potentially winning with their friends
- By incorporating mobile ads upon competition entry, we will create a cashflow positive way to foster word-of-mouth advertising

Investment Request

- We are seeking $500,000 to fund ongoing development and future marketing efforts

PRESENT, 2017 - YEAR END 2018			
Source		**Uses**	
Issuance of 500,000 preferred shares at a price of $1.00 per share	500,000	Marketing	98,013
		Data & Hosting	55,000
		Development	244,000
		Wages	85,388
		Other Costs	17,599
Total	500,000		500,000

Rapunzl

3 Year Projections

Financial data and portfolio holdings are incredibly valuable

- Facebook's and Snapchat's market caps values them at $215 and $135 per user, respectively
- The commission-free brokerage, Robinhood values a user at $650
- The european investor community, eToro is valued at $750 per user
- By using a conservative value of $100/user we see major upside in the next 3 years
  - **Year end, 2018**: 250,000 users for a $25M valuation and a 5x return on investment
  - **Year end, 2019**: 600,000 users for a $60M valuation and an 12x return on investment
  - **Year end, 2020**: 1.2M users for a $120M valuation and a 24x return on investment

Rapunzl

Legal & Security Considerations

The live-trading component of Rapunzl is a messaging service between investors and their brokerages

- Brokerage integration does not require investment advisor registration, SEC membership, nor FINRA insurance
- The app is free so all user-content is publicly available information
- Rapunzl relies upon proven API partners for brokerage integration related to security and account information which absolves Rapunzl of liability
- Users do not need to be registered investment advisors because they receive no compensation for their followers and opinions

Rapunzl

Team



Brian Curcio
CEO
Co-Founder



Myles Gage
COO
Co-Founder

OkGrow
Freelance dev team
based in Toronto

Download Pitch Deck

Download Business Plan

Financials

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

Rapunzl's SEC Filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on October 10, 2018
- Form C/A on October 22, 2018
- Form C/A on December 10, 2018

Past Raises

Rapunzl has done prior raises on Netcapital

- Sold 219036 shares at $0.91 ending on October 30, 2017 for a total of $199,322.76 (See offering)

Ask Rapunzl a Question

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Understand the Risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.